UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]       Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
         (e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12


                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                           ENERGY HOLDINGS LIMITED LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which the transaction applies:

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      (2)      Aggregate number of securities to which the transaction applies:

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      (3)      Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of the transaction:

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      (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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The following press release was issued by Energy Holdings Limited LLC, G.
William Eason and Karl W. Miller on April 21, 2008.


                ENERGY HOLDINGS LIMITED REQUESTS MMC STOCKHOLDERS
                   TO REVIEW EHL PROXY STATEMENT BEFORE VOTING
                            ON MMC BOARD OF DIRECTORS


     WILMINGTON, N.C., April 21 (PR Newswire) - Energy Holdings Limited ("EHL") urges stockholders of MMC Energy, Inc. ("MMC") (NASDAQ: MMCE) not to sign and return the WHITE proxy card included in the proxy materials mailed by MMC for election of its slate of nominees to the MMC Board of Directors at MMC's 2008 Annual Meeting to be held in May. EHL and Messrs. G. William Eason and Karl W. Miller, founder and a former chairman, CEO and director of MMC, have filed preliminary proxy material with the Securities and Exchange Commission and expect to mail their proxy material to MMC stockholders shortly so that MMC stockholders may vote on their alternate slate of nominees for the MMC Board. EHL requests that MMC stockholders review its definitive proxy material when released and the reasons expressed in it for the election of its nominees before signing and returning the WHITE proxy card sent by MMC. EHL believes that the election of its nominees is in the best interest of all MMC stockholders.

     The reasons that EHL believes that stockholders should vote for its slate include the following.

     o EHL believes that the choice is clear - a vote for EHL's nominees who will seek to grow MMC for the benefit not only of itself and its nominees as significant MMC stockholders but also for all MMC stockholders or a vote for the incumbents resulting in the status quo or a sale under less than optimal conditions.

     o EHL and its nominees beneficially own approximately 9% of MMC stock and their interests are therefore aligned with all stockholders while the MMC nominees have significantly less ownership. Mr. Karl W. Miller one of our nominees and the holder of 5% of MMC stock, has committed to purchase up to an additional $1 million of MMC shares if the EHL slate is elected.

     o EHL's nominees have committed not to grant in the future change of control benefits of the type recently granted by the incumbent MMC board without stockholder approval and have also committed not to accept director fees so as to conserve cash. MMC has recently announced change of control benefits for its senior management, with tax gross-ups, which


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         will make a change in MMC's Board more expensive. These were bestowed without stockholder approval.


     o EHL's proxy statement will set forth a plan to grow MMC for the benefit of all MMC's stockholders.EHL does not believe that the incumbent MMC Board has articulated a growth strategy to benefit MMC stockholders.

     o EHL nominees do not believe that optimal value of MMC can be obtained at this time in a sale transaction because of the status of completion of MMC's facilities and the resulting investment banking, legal and accounting fees and management change of control benefits. The MMC Board has retained Merriman, Curhan and Ford to advise it in determining strategic alternatives. In its March 7, 2008 letter to the MMC Board, EHL reminded the current MMC directors that no stockholder is entitled to preferential disclosure regarding any sale strategy and that any such information should be disclosed to all stockholders.

     o EHL has made it clear to the incumbent board that MMC should use the proceeds of its June 2007 public offering for its stated purpose of developing MMC's Chula Vista and Escondido projects and not for share repurchases or other undesignated purposes. MMC has announced a share buy-back program. This is a use of MMC's cash that was not provided for in MMC's June 2007 prospectus pursuant to which the cash was raised.

     o EHL's nominees have committed to significantly reduce unnecessary general and administrative expenses. Although MMC has recently announced the opening of a California office in order that management may reside closer to its projects, it has not announced the closing of its New York office in order to reduce duplicate expense as requested by EHL.

     For these reasons and other reasons to be set forth in its proxy statement, EHL strongly recommends to MMC stockholders that they review EHL's definitive proxy materials when available.

IMPORTANT INFORMATION

     EHL and Messrs. G. William Eason and Karl W. Miller, founder and a former chairman, CEO and director of MMC, have filed a preliminary proxy statement with the Securities and Exchange Commission and intend to file with the SEC and mail to stockholders a definitive proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read



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


carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the definitive proxy statement to be filed by EHL and Messrs. Eason and Miller.

Investor Contacts:
G. William Eason
gwilliameason@energyholdings limited.com
(888) 353-1113, Extension 1

Media Contacts:
Kevin McConville
kmcconville@energyholdingslimited.com
(888) 353-1113, Extension 2



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Source:  Energy Holdings Limited LLC

















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